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Exhibit 10.48

Safety Insurance Group, Inc.
2002 Management Omnibus Incentive Plan, as Amended

        This Amendment (the "Amendment") to the 2002 Management Omnibus Incentive Plan, as amended (the "Plan"), effective as of August 4, 2010, is made by the Board of Directors of Safety Insurance Group, Inc. (the "Company").

        WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

        WHEREAS, the Board of Directors of the Company desires to amend the Plan so that it will have discretion to provide exceptions to the general prohibition on transferability of restricted stock awards granted under the Plan.

        NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of August 4, 2010, as follows:

  1.
  The second paragraph of Section 1.1 shall be deleted in its entirety and replaced with the following:

    "The Plan first became effective when approved by the Board on June 25, 2002. The Plan was amended on May 19, 2006, and approved by stockholders at the 2006 annual meeting. The Plan was subsequently amended on December 31, 2008 and August 4, 2010. The Plan shall remain in effect as provided in Section 1.3 hereof."

  2.
  Section 8.3 shall be deleted in its entirety and replaced with the following:

    "Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, during the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant."

  3.
  Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

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  Exhibit 10.48
Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as Amended